Exhibit 10.2
                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                       PIONEER-OCCIDENTAL HOLDINGS COMPANY

                                       AND

                     AMERICAN-AMICABLE HOLDINGS CORPORATION




                              Dated January 8, 2000









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                                TABLE OF CONTENTS

Article I  DEFINITIONS   ...........................................................................................1

           SECTION 1.1.             Definitions.....................................................................1

           SECTION 1.2.             Other Definitions...............................................................6

Article II THE ACQUISITION..........................................................................................7

           SECTION 2.1.             Purchase and Sale of Shares.....................................................7

           SECTION 2.2.             Consideration for the Shares....................................................7

Article III               REPRESENTATIONS AND WARRANTIES OF SELLER..................................................8

           SECTION 3.1.             Organization and Qualification..................................................9

           SECTION 3.2.             Authorization...................................................................9

           SECTION 3.3.             No Violation....................................................................9

           SECTION 3.4.             Capitalization of Pioneer......................................................10

           SECTION 3.5.             Subsidiaries...................................................................10

           SECTION 3.6.             Consents and Approvals.........................................................11

           SECTION 3.7.             Financial Statements...........................................................11

           SECTION 3.8.             Absence of Undisclosed Liabilities.............................................12

           SECTION 3.9.             Absence of Certain Changes.....................................................12

           SECTION 3.10.       Litigation..........................................................................13

           SECTION 3.11.       Property; Liens and Encumbrances....................................................13

           SECTION 3.12.       Certain Agreements..................................................................14

           SECTION 3.13.       Employee Benefits...................................................................14

           SECTION 3.14.       Taxes15

           SECTION 3.15.       Compliance with Applicable Law......................................................17

           SECTION 3.16.       Brokers' Fees and Commissions.......................................................17

           SECTION 3.17.       Proprietary Rights..................................................................17

           SECTION 3.18.       Insurance...........................................................................18

           SECTION 3.19.       Environmental Matters...............................................................18

           SECTION 3.20.       Books and Records...................................................................18

           SECTION 3.21.       Bank Accounts.......................................................................18

           SECTION 3.22.       Labor Matters.......................................................................19

           SECTION 3.23.       Year 2000 Compliance................................................................19

           SECTION 3.24.       Termination of Intercompany Agreements..............................................20


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Article IV REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................20

           SECTION 4.1.             Organization; Qualifications and Operations....................................20

           SECTION 4.2.             Authorization..................................................................20

           SECTION 4.3.             No Violation...................................................................20

           SECTION 4.4.             Consents and Approvals.........................................................21

           SECTION 4.5.             Brokers' Fees and Commissions..................................................21

           SECTION 4.6.             Purchase for Investment........................................................21

           SECTION 4.7.             Financing......................................................................21

Article V  COVENANTS      .........................................................................................21

           SECTION 5.1.             Conduct of Business Prior to the Closing.......................................21

           SECTION 5.2.             Access to Information..........................................................23

           SECTION 5.3.             HSR Act Filings................................................................23

           SECTION 5.4.             Regulatory Approvals...........................................................24

           SECTION 5.5.             All Reasonable Efforts.........................................................24

           SECTION 5.6.             Public Announcements...........................................................24

           SECTION 5.7.             Disclosure Supplements.........................................................24

           SECTION 5.8.             No Implied Representations or Warranties.......................................25

           SECTION 5.9.             Employment and Employee Benefits...............................................25

           SECTION 5.10.       Acquisition Proposal................................................................26

           SECTION 5.11.       Bankruptcy Court Approval...........................................................26

           SECTION 5.12.       Consulting..........................................................................28

           SECTION 5.13.       Allocation of Purchase Price........................................................28

Article VI CLOSING CONDITIONS       ...............................................................................28

           SECTION 6.1.             Conditions to the Obligations of Buyer under this Agreement....................28

           SECTION 6.2.             Conditions to the Obligations of Seller under this Agreement...................30

Article VII               CLOSING..................................................................................30

           SECTION 7.1.             Closing........................................................................30

Article VIII              SURVIVAL.................................................................................31

           SECTION 8.1.             Survival of Representations, Warranties and Covenants..........................31

Article IX TERMINATION AND ABANDONMENT.............................................................................31

           SECTION 9.1.             Termination Payment............................................................31

           SECTION 9.2.             Termination....................................................................32

           SECTION 9.3.             Procedure and Effect of Termination............................................34


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           SECTION 9.4.             No Default.....................................................................35

Article X  MISCELLANEOUS PROVISIONS................................................................................35

           SECTION 10.1.       Amendment and Modification..........................................................35

           SECTION 10.2.       Waiver of Compliance; Consents......................................................35

           SECTION 10.3.       Severability........................................................................35

           SECTION 10.4.       Expenses and Obligations............................................................35

           SECTION 10.5.       Parties in Interest.................................................................35

           SECTION 10.6.       Notices.............................................................................36

           SECTION 10.7.       Governing Law.......................................................................36

           SECTION 10.8.       Counterparts........................................................................37

           SECTION 10.9.       Headings............................................................................37

           SECTION 10.10.      Entire Agreement....................................................................37

           SECTION 10.11.      Assignment..........................................................................37

           SECTION 10.12.      Third Party Beneficiaries...........................................................37

           SECTION 10.13.      Construction........................................................................37

Article XI TAX MATTERS.............................................................................................37

           SECTION 11.1.       Tax Sharing Agreements..............................................................37

           SECTION 11.2.       Preparation of Tax Returns; Payment of Taxes........................................37

           SECTION 11.3.       Special Provisions Affecting Security Life..........................................38

           SECTION 11.4.       Post-Closing Elections..............................................................38

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Annex A                 Disclosure Schedule

Annex B                 Bank of America Commitment Letter

Annex C                 Bank of America "Highly Confident" Letter

Annex D                 Thoma Cressey Equity Partners Commitment Letter

Annex E                 NOL Formula

Annex F                 Certain Assets

Annex G                 Restructuring Transactions



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                            STOCK PURCHASE AGREEMENT


           STOCK PURCHASE AGREEMENT (this "Agreement") dated January 8, 2000
(the "Execution Date"), by and between Pioneer-Occidental Holdings Company, a
Delaware corporation, ("Buyer"), and American-Amicable Holdings Corporation, a
Delaware corporation ("Seller").

                                    RECITALS:

           WHEREAS, Seller is the record and beneficial owner of all of the outstanding shares of common stock (the "Shares") of each of Pioneer Security
Life Insurance Company, a Texas insurance corporation ("Pioneer") and Occidental
Life Insurance Company of North Carolina, a Texas insurance corporation
("Occidental");

           WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares on the Closing Date; and

           WHEREAS, Seller has agreed that in the event it files a voluntary petition for reorganization relief pursuant to chapter 11 of Title 11 United
States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") it will seek the entry of an order of the United States Bankruptcy Court having jurisdiction over such chapter 11 case (the "Bankruptcy Court") approving this Agreement and authorizing Seller to consummate the transactions contemplated hereby, all subject to higher and better offers in the Chapter 11 Case (as hereinafter defined);

           NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                     SECTION 1.1. Definitions. For purposes of this Agreement, the term:

           (a) "AA Life" means American-Amicable Life Insurance Company of
Texas, a Texas insurance corporation.

           (b) "Acquisition Proposal" means any proposal or offer, other than a proposal or offer (i) by Buyer or any of its Affiliates or (ii) with respect to any Affiliates of PennCorp (other than the Target Companies), for (a) any merger, consolidation, share exchange, business combination or other similar transaction (including reinsurance) with PennCorp or any of its Subsidiaries,
(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets, liabilities or policies (including through reinsurance) of PennCorp or any of the Insurance Companies, in a single transaction or series of transactions (whether related or unrelated), (c) any tender offer or exchange offer for 20% or more of the outstanding shares of PennCorp's common stock or any class of PennCorp's debt securities or the filing of a registration statement under the Securities Act of 1933, as amended in connection therewith, (d) the acquisition by an third party of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any

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"group" (as defined under Section 13(d)(3) of the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then outstanding shares of any class of PennCorp's common stock or any class of PennCorp's debt securities or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, however, the term "Acquisition
Proposal" shall not include (i) a proposal only for the sale of Security Life and Trust Insurance Company, a Texas corporation, or Southwestern Life Insurance
Company, a Texas corporation or (ii) any transfer by any Target Company of capital stock of any Target Company.

           (c) "affiliate" means as to a specified Person any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

           (d) "ALICO" means ALICO Management Company, a Texas corporation.

           (e) "AVR" means, with respect to a referenced Person, the Asset
Valuation Reserve set forth in the balance sheet of such Person in accordance with SAP.

           (f) "Bankruptcy Resolution Date" means the date on which a Final
Order of the Bankruptcy Court has been entered dismissing, closing or otherwise terminating a Chapter 11 Case.

           (g) "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are authorized or required by law or executive order to be closed.

           (h) "Chapter 11 Case" means a voluntary case commenced by Seller under chapter 11 of the Bankruptcy Code.

           (i) "Code" means the Internal Revenue Code of 1986, as amended
(including any successor code), and the rules and regulations promulgated thereunder.

           (j) "Closing Statement" means with respect to any Person a statement prepared by Seller calculating the Statutory Capital of such Person, prepared in accordance with SAP and consistent with past practices and methodologies, as of the Closing Date (immediately prior to the Closing Date but after giving effect to the transactions contemplated by this Agreement); provided that for purposes of any Closing Statement, Seller will calculate such Statutory Capital as the sum of (i) the Statutory Capital for the month immediately preceding the Closing and (ii) the estimated monthly earnings (such estimated monthly earnings to be calculated as the average of the monthly earnings for the three months preceding the Closing).

           (k) "Disclosure Schedule" means the Disclosure Schedule attached hereto as Annex A.

           (l) "Environmental Law" means any existing or past United States local, county, state or federal Law (including common law), policy, judicial or administrative interpretation of Law, or any legally binding requirement that governs or purports to govern the existence of, relates to or provides a remedy


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for an actual or threatened Release of Hazardous Substances, pollution or the protection of persons, natural resources or the environment (including, without limitation, the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety, the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, Release or management of solid waste or Hazardous Substances, or other activities involving Hazardous
Substances including but not limited to the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Hazardous
Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Resource
Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., the Clean
Water Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, 33 U.S.C. ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.136 et seq., the Oil
Pollution Act of 1990, 33 U.S.C. ss.2701 et seq., the Nuclear Waste Policy Act of 1982, 42 U.S.C. ss.10101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., as such laws have been amended or supplemented, and/or any other similar foreign, federal, state, local and/or county laws or regulations, in each case as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

           (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (n) "Final Order" means an order or judgment the operation or effect of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken and is pending.

           (o) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           (p) "Hazardous Materials" means (i) any wastes, substances, or materials which are defined as "hazardous material," "hazardous waste,"
"hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any applicable Environmental Laws; (ii) petroleum or petroleum byproducts; (iii) friable asbestos and/or any material which contains friable asbestos; and (iv) electrical equipment containing polychlorinated biphenyls ("PCBs") in excess of 50 parts per million.

           (q) "Insurance Companies" means, collectively, American-Amicable Life
Insurance Company of Texas, a Texas insurance corporation; Pioneer American
Insurance Company, a Texas insurance corporation; Pioneer Security Life
Insurance Company, a Texas insurance corporation; and Occidental Life Insurance
Company of North Carolina, a Texas insurance corporation.

           (r) "Lien" means any charge, claim, community property interest, condition, encumbrance, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including without


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limitation any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

           (s) "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any reasonable costs and expenses, including attorneys' and other advisors' fees and disbursements.

           (t) "Material Adverse Change," as used in the context of Section
9.2(c)(iii), means the occurrence or discovery following the date this Agreement is executed by Buyer and Seller and prior to the Closing Date of (i) a ratings downgrade from A.M. Best affecting the Target Companies or any of them; (ii) an adverse event, change or effect occurs that is not within the control of Seller or the Target Companies with respect to the business, results of operations or financial condition of the Target Companies, taken as a whole, that results or reasonably could result in a reduction in the valuation of the Target Companies in an amount equal to or greater than 10% of the Purchase Price; or (iii) consistent with the terms of the preamble to Article III, Seller delivers to Buyer one or more updated Disclosure Schedules which indicate(s) an adverse change or changes from information previously provided to Buyer that individually or in the aggregate results or reasonably could result in a reduction in the valuation of the Target Companies in an amount equal to or greater than 10% of the Purchase Price.

           (u) "Non-Investment Grade Assets" means any security or investment other than (i) BBB- or higher rating issued by Standard & Poor's, (ii) Baa-3 or higher rating issued by Moody's or (iii) a Class 2 or higher rating issued by NAIC; provided, however, that policy loans made by the Insurance Companies to their policyholders do not constitute "Non-Investment Grade Assets".

           (v) "PennCorp" means PennCorp Financial Group, Inc., a Delaware corporation.

           (w) "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

           (x) "Recapitalization Transaction" means a recapitalization transaction involving Penncorp and its existing security holders that does not involve the sale of any of the Target Companies.

           (y) "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, release, or threatened release of Hazardous Materials into the environment.

           (z) "Remedial Action" means any action to investigate, clean up, monitor, abate, transport, remove, treat or in any other way address any Hazardous Materials that is (i) required by any Environmental Law or (ii) reasonably required to avoid or reduce actual or potential liability under any Environmental Law.


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           (aa) "Restructuring Transaction" means the transfer of Occidental and
Security Life to Seller and those certain other transactions as set forth and described in Annex G hereto.

           (bb) "SAP" means the statutory accounting practices required or permitted by the National Association of Insurance Commissioners or the insurance regulatory authority in the jurisdiction of domicile of the referenced
Person, consistently applied throughout the specified period.

           (cc) "Security Life" means Security Life and Trust Insurance Company, a Texas insurance corporation.

           (dd) "Statutory Annual Statements" means, with respect to a referenced Person, the annual statement of such Person filed with or submitted to the insurance regulatory authority in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such authority.

           (ee) "Statutory Capital" means with respect to any Person, the sum of such Person's capital and surplus plus the amount of AVR as of the Closing Date for such Person.

           (ff) "Statutory Quarterly Statement" means, with respect to a referenced Person, the quarterly statement of such person filed with or submitted to the insurance regulatory authority in the state in which such person is domiciled on forms prescribed or permitted by such authority.

           (gg) "Subsidiary" means, as to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person is owned, directly or indirectly, by the referenced Person.

           (hh) "Superior Proposal" means an Acquisition Proposal that the Board of Directors of Seller has determined in good faith, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and that the Board of Directors of Seller believes in good faith, after consultation with an outside financial advisor would, if consummated, result in a transaction more favorable, in the aggregate, to the creditors and shareholders of Seller from a financial point of view than the transaction proposed by this Agreement.

           (ii) "Target Companies" means ALICO and the Insurance Companies.

           (jj) "Target Employees" shall mean those persons who render services to or on behalf of the Target Companies.

           (kk) "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and similar governmental charges
(including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on or with respect to, or measured by, income, franchise, profits or gross receipts, Phase III, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment,


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social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

           (ll) "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

           (mm) "WARN" means the Worker Adjustment and Retraining Notification
Act of 1988 and any similar state or local "plant closing" statute.

           SECTION 1.2. Other Definitions. When used in this Agreement, the following terms shall have the meanings ascribed to them in the Sections noted below:

        Term                                          Defined in
        ----                                          ----------

        Acquisition                                   Section 6.1
        Agreement                                     Agreement Preamble
        Alico Unaudited Financial Statements          Section 3.7(b)
        Approval Order                                Section 5.11(d)
        Bankruptcy Code                               Recitals
        Bankruptcy Court                              Recitals
        Bankruptcy Termination Amount                 Section 9.1(b)
        Benefit Plans                                 Section 3.13(b)
        Buyer                                         Preamble
        Buyer Material Adverse Effect                 Section 4.1
        Buyer Plans                                   Section 5.9(b)
        CERCLIS                                       Section 3.19(c)
        Closing                                       Section 7.1
        Closing Date                                  Section 7.1
        DOJ                                           Section 3.6
        ERISA                                         Section 3.13(b)
        ERISA Affiliate                               Section 3.13(e)
        Estate Property                               Section 5.11(d)
        Execution Date                                Preamble
        Financial Statements                          Section 3.7(c)
        GAAP                                          Section 3.7(c)
        HSR Act                                       Section 3.6
        Intellectual Property                         Section 3.17
        Leased Properties                             Section 3.11(b)
        Liens                                         Section 3.11(b)
        Litigation                                    Section 3.10
        Material                                      Article III Preamble
        Material Contract                             Section 3.12
        Multiemployer Plan                            Section 3.13(b)
        Occidental                                    Recitals
        Owned Properties                              Section 3.11(b)
        PBGC                                          Section 3.13(e)


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        Permitted Liens                               Section 3.11(b)
        Pioneer                                       Recitals
        Purchase Price                                Section 2.2
        Request                                       Section 5.10(a)
        Required Closing Capital                      Section 6.1(i)
        Sale Procedures Order                         Section 5.11(a)
        SAP Financial Statements                      Section 3.7(a)
        Seller                                        Preamble
        Shares                                        Recitals
        Termination Amount                            Section 9.1(a)
        Unaudited Financial Statements                Section 3.7(c)


                                   ARTICLE II
                                THE ACQUISITION

           SECTION 2.1. Purchase and Sale of Shares. On the terms and subject to the conditions hereof, and in reliance upon the respective representations, warranties, covenants and agreements of each of the respective parties to this Agreement, at the Closing, Seller will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from Seller, the Shares, free and clear of all Liens, except Liens created by Buyer.

           SECTION 2.2. Consideration for the Shares. The aggregate purchase price payable by Buyer for the Shares shall be the sum (i) One Hundred Two
Million ($102,000,000) in cash plus (ii) the simple interest accrued on the total purchase price after adjusting for Section 2.2, subsections (iii) through
(vii) beginning on the date of the Agreement through and including the Closing
Date at a rate of 7% per annum less (iii) an amount equal to the amount of any dividends paid by Occidental or AA Life in respect of their capital stock, after September 30, 1999 less (iv) an amount equal to the amount of any management fees paid to Seller or any affiliate of Seller other than a Target Company after September 30, 1999 (other than reasonable fees paid to Knightsbridge for investment advisory services not to exceed $60,000 per month) or other management fees to the extent accrued through September 30, 1999 plus (v) the value of the net operating losses of Pioneer delivered at Closing, which values will be calculated in accordance with the formula set forth in Annex E, plus
(vi) an amount equal to Four Million Dollars ($4,000,000) in the event that all of the assets listed on Annex F shall have been sold as of the Closing Date and replaced with liquid, investment grade assets or securities equal to the aggregate September 30, 1999 book value of such disposed assets, plus (vii) an amount equal to the value of any liquid, investment grade assets or securities which the Seller has acquired on or prior to the Closing Date for the benefit of Buyer in replacement of the Southwestern Financial Corporation Preferred Stock
(the "Purchase Price"). On the Closing Date, Buyer will pay the Purchase Price by wire transfer of immediately available funds to such accounts as Seller shall have designated in writing at least two days prior to the Closing Date.


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                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to Buyer that, subject to the specific qualifications and limitations set forth herein and in Section 9.4, the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule delivered by the Seller to Buyer on the date hereof (the
"Disclosure Schedule"). The Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule shall be delivered no later than three (3) business days prior to the Closing Date. In the event any such updated Disclosure Schedule indicates a Material (as defined herein) adverse change from information previously provided to Buyer, Buyer shall, subject to Section 9.2(c)(i)(C), be entitled to terminate this Agreement
(without any liability whatsoever to Seller) by written notice delivered to Seller within ten (10) business days following receipt of such updated
Disclosure Schedule if after good faith negotiations conducted during such period Buyer and Seller are unable to mutually agree on an appropriate adjustment to the Purchase Price. Matters representing breaches of representations or warranties totaling less than $2,000,000 in the aggregate shall result in a dollar for dollar reduction to the Purchase Price, provided, however, that individual matters constituting breaches that represent a loss of value of less than $20,000 per item shall be excluded from such reduction to the Purchase Price. An event or matter that causes any representation or warranty contained in this Section to be inaccurate, incorrect or false will not be deemed to be "Material," to have a "Material" change in or in respect of, to have a "Material" adverse effect or to be "Materially" affected unless the loss that may reasonably be expected to occur to Seller with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to such Target Company or Companies as a result of any such events or matters, would exceed Two Million Dollars ($2,000,000) in the aggregate or unless such event or matter constitutes a felony violation in the relevant jurisdiction as determined by Final Order of a court of competent jurisdiction. For purposes of this paragraph, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminutions in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception in a manner sufficient to give reasonable notice of the facts or circumstances which cause the


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disclosure in the Disclosure Schedule to constitute an exception to a representation or warranty. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

           SECTION 3.1. Organization and Qualification.

           (a) Each of the Seller and the Target Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Seller has delivered or made available to Buyer a true and complete copy of the Certificate or Articles of Incorporation and Bylaws of each of the Target Companies.

           (b) Each of the Insurance Companies is licensed to write the types of insurance and other products (including fixed annuities and variable annuities) shown in Section 3.1(b) of the Disclosure Schedule in the jurisdictions specified in such Section. Except as set forth in Section 3.1(b) of the Disclosure Schedule, no such license is the subject of a proceeding for suspension or revocation or any similar proceedings and, to the knowledge of Seller, there is no pending threat of such suspension or revocation by any licensing authority. None of the Insurance Companies is currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor, other than as described in Section
3.1(b) of the Disclosure Schedule, is operating under any formal or informal agreement or understanding with the licensing authority of any state or other jurisdiction which restricts its authority to do business or requires it to take, or refrain from taking, any action.

           SECTION 3.2. Authorization. Seller has full corporate power and authority to (i) execute and deliver this Agreement and (ii) in the event Seller commences a Chapter 11 Case and the Sale Procedures Order and the Approval Order are entered by the Bankruptcy Court, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, and subject to clause (ii) above, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by its Boards of Directors and no other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (other than its Board of Directors' approval in connection with the commencement of a Chapter 11 Case). This Agreement has been duly and validly executed and delivered by Seller and (in the event of a Chapter 11 Case, subject to competing offers as described in Section 5.11(a) and entry of the Approval Order), constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           SECTION 3.3. No Violation. Except as set forth in Section 3.3 of the
Disclosure Schedule, none of the execution and delivery of this Agreement by Seller, and in the event Seller commences a Chapter 11 Case and the Approval
Order is entered by the Bankruptcy Court, the performance by Seller of its


                                       9

obligations hereunder or the consummation by Seller of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Seller or any of the Target Companies, (ii) violate or conflict with or result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) or result in the acceleration of any payments under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, license, lease or agreement to which Seller or any of the Target Companies is a party or by which any of their assets is bound, (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Seller or any of the Target Companies or any of their assets or
(iv) result in the creation of any Lien upon any of the assets of the Target Companies, except for those violations, conflicts, breaches, defaults and Liens that would not reasonably be expected to have a Material adverse effect or Materially impair the ability of Seller to consummate the transactions contemplated hereby.

           SECTION 3.4. Capitalization of Pioneer.

           (a) The authorized capital stock of Pioneer consists of 50,000 shares of common stock, par value $80.00 per share. Pioneer has 31,250 shares of common stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.4(a) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitment obligating Pioneer to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Pioneer,
(ii) agreements or commitments obligating Pioneer to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of Pioneer (other than pursuant to this Agreement) or (iv) voting or similar shareholder agreements relating to any shares of capital stock of Pioneer.

           (b) Except as set forth in Section 3.4(b) of the Disclosure Schedule, the Shares are owned of record and beneficially by Seller, free and clear of all Liens. At Closing, good title to the Shares shall be conveyed to Buyer free and clear of all Liens, other than those which may be created by Buyer.

           SECTION 3.5 Subsidiaries.

           (a) Section 3.5(a) of the Disclosure Schedule sets forth the name and number of authorized, issued and outstanding shares of capital stock of each Subsidiary of Pioneer. Other than such Subsidiaries, neither Pioneer nor any of its Subsidiaries owns, directly or indirectly, 5% or more of the outstanding voting securities of or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any Person, other than securities held for investment purposes only.

           (b) All of the outstanding shares of capital stock of each Subsidiary of Pioneer have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially, directly or indirectly, by Pioneer.

           (c) Except as set forth in Section 3.5(c) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of such Subsidiaries to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock, (ii) agreements or commitments obligating any such Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on the transfer of any shares of capital stock of any such Subsidiary (other than pursuant to this Agreement) or
(iv) voting or similar shareholder agreements relating to any shares of capital stock of any such Subsidiary.

           SECTION 3.6. Consents and Approvals. Except in connection with the commencement of a Chapter 11 Case, entry of the Sale Procedures Order, entry of the Approval Order and as set forth in Section 3.6 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with (a) the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the Insurance Department of the State of Texas and (c) in the event Seller commences a Chapter 11 Case, the Bankruptcy Court.

           SECTION 3.7. Financial Statements.

           (a) Seller has previously delivered or made available to Buyer true and complete copies of the following (the "SAP Financial Statements"):

           (i) the Statutory Annual Statements for each of the Insurance Companies for each of the years ended December 31, 1996, 1997 and 1998, together with any exhibits, schedules or notes thereto;

           (ii) the Statutory Quarterly Statements of each of the Insurance Companies for each of the three-month periods ended as of March 31, June 30, and September 30, 1999, together with all related notes, exhibits and schedules thereto; and

           (iii) the Statutory Annual Statements and Statutory Quarterly Statements of each of the Insurance Companies that were filed for 1997, 1998 or 1999 with any other state insurance department or similar regulatory authority in any jurisdiction (other than such company's jurisdiction of domicile) and which differ from the corresponding Statutory Annual Statements and Statutory Quarterly Statements for such periods.

The SAP Financial Statements were prepared in all material respects in accordance with SAP and, except as set forth in Section 3.7(a) of the Disclosure Schedule, present fairly in all material respects, the statutory financial position of each applicable Insurance Company as of the dates thereof or for the periods covered thereby in accordance with SAP.

           (b) Seller has previously delivered or made available to Buyer true and correct copies of the unaudited consolidated financial statements of ALICO for each of the years ended December 31, 1996, 1997 and 1998 (the "ALICO Unaudited Financial Statements").

           (c) Seller has previously delivered or made available to Buyer true and correct copies of the unaudited consolidated financial statements of the Target Companies for the nine months ended September 30, 1999 (collectively, the "Unaudited Financial Statements," and together with the SAP Financial Statements and the ALICO Unaudited Financial Statements, the "Financial Statements"). The Unaudited Financial Statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Target Companies (subject to normal estimation of accruals and reserves and normal year-end audit adjustments) as of the date and for the period indicated therein and, except as otherwise disclosed in Section 3.7(c) of the Disclosure Schedule, have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied ("GAAP").

           (d) Except as disclosed in Section 3.7(d) of the Disclosure Schedule, no state has objected, as of the date of this Agreement, in any material respect to the Financial Statements as filed, and the amounts shown in the Financial Statements as reserves and liabilities for past and future insurance policy benefits, losses, claims and expenses under insurance policies as of the end of each year and on the Closing Statement were computed in accordance with accepted actuarial standards consistently applied, were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions which were in accordance in all Material respects with those called for in policy provisions and met in all Material respects the requirement of the insurance laws of Texas.

           SECTION 3.8 Absence of Undisclosed Liabilities. As of the date hereof, except for matters relating to the transactions contemplated by this Agreement, there are no Material liabilities or Material financial obligations of the Target Companies that are required to be reflected on a balance sheet prepared in accordance with SAP, or GAAP, as applicable, other than (i) liabilities and obligations reserved against in the Financial Statements, (ii) benefits payable or other liabilities or obligations arising under insurance policies or annuity contracts issued by the Target Companies, (iii) liabilities and obligations disclosed in Section 3.8(a) of the Disclosure Schedule, (iv) liabilities and obligations arising in the ordinary course of business under any contract or agreement disclosed in Section 3.12 of the Disclosure Schedule or not required to be disclosed thereon because of the amount or the term thereof and (v) liabilities and obligations arising in the ordinary course of business after September 30, 1999 consistent with past practice.

           SECTION 3.9. Absence of Certain Changes. Except as disclosed in
Section 3.9(a) of the Disclosure Schedule or as contemplated or otherwise permitted by this Agreement, since September 30, 1999, none of the Target Companies has (i) conducted its business in any Material respect other than in the ordinary course, (ii) except in the ordinary course of business, incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (iii) except in the ordinary course of business, (1) sold, transferred or otherwise disposed of any of its properties or assets or (2) mortgaged or encumbered any of its properties or assets, (iv) suffered any material casualty losses not covered by insurance,
(v) repurchased any of its capital stock, (vi) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than ordinary dividends permitted under applicable insurance laws, (vii) amended its Certificate or Articles of Incorporation or Bylaws or merged with or into or consolidated with any other Person, (viii) split, combined or reclassified its capital stock, (ix) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such equity securities or any securities convertible into or exchangeable for such equity securities, (x) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, employees, agents, independent contractors or consultants, other than increases made in the ordinary course of business, (xi) entered into any new or amended any existing employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment in each case other than in the ordinary course of business, (xii) changed in any material respect its underwriting, actuarial or accounting methods (tax or book), principles or practices (except as disclosed on Section 3.14 of the Disclosure Schedule), (xiii) entered into or amended or terminated any transaction or contract that has or could reasonably be expected to have a Material adverse effect, (xiv) in the case of the Insurance Companies, ceased their lead generation activities or terminated any material reinsurance or coinsurance contract, whether as reinsurer or reinsured in each case other than in the ordinary course of business, (xv) entered into any joint ventures or partnerships or any kind, (xvi) unless otherwise permitted by the terms of this Agreement, transferred any assets to, or received any assets from, any affiliate other than a Target Company, except for assets transferred or received pursuant to a written agreement effective as of September 30, 1999, which such agreements, and a summary of the relevant provisions thereof, are set forth in
Section 3.9(b) of the Disclosure Schedule, (xvii) entered into an agreement with an affiliate, other than with a Target Company, that obligates the Target Company to render payments of any kind to that affiliate, (xviii) purchased or otherwise acquired any illiquid or Non-Investment Grade Assets or (xix) entered into any contract or other agreements to do any of the foregoing.

           SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, as of the date hereof, there is no action, suit, arbitration, investigation or proceeding ("Litigation") pending or, to the knowledge of Seller, threatened against any of the Target Companies before any court, at law, or in equity, any other Governmental Authority or arbitrator, that if resolved adversely, would reasonably be expected to have a Material adverse effect. Except as set forth in Section 3.10 of the Disclosure Schedule, none of the Target Companies are subject to any judgment, decree, injunction or order of any court, at law or in equity, any other Governmental Authority or arbitrator (other than orders of a Governmental Authority relating to the ordinary operation of the Target Companies), except for those that would not reasonably be expected to have a Material adverse effect.

           SECTION 3.11. Property; Liens and Encumbrances.

           (a) Section 3.11(a) of the Disclosure Schedule contains a complete and accurate list of all real property owned or leased by the Target Companies as of the date hereof.

           (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, all properties and assets owned by the Target Companies (the "Owned Properties") or leased by the Target Companies (the "Leased Properties") are free and clear of all liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, restrictions, defects in title or other encumbrances ("Liens"), except (i) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course, (iii) Liens for Taxes not yet delinquent, (iv) Liens reflected in the Financial Statements (which have not been discharged) and (v) Liens that in the aggregate do not materially detract from the value or, in the case of personal property, materially impair the use by the Target Companies of the property subject thereto or, in the case of real property, materially impair the present and continued use of such property in the usual and normal conduct of the business of the Target Companies (items (i) through (v) above being referred to herein collectively as "Permitted Liens"). The Target Companies share good and indefeasible title to the Owned Properties and good and valid leasehold interests in the Leased Properties.

           SECTION 3.12. Certain Agreements. Except as disclosed in Section 3.12 of the Disclosure Schedule, as of the date hereof, none of the Target Companies is a party to any (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money, (ii) employment, consulting, compensation or severance agreement with any of its directors, employees or consultants providing for compensation in excess of $200,000 per year, (iii) agreement, contract or commitment limiting or restraining it from engaging or competing in any business, (iv) lease pursuant to which it leases any real property set forth in
Section 3.12 of the Disclosure Schedule, (v) distribution, dealer, representation or agency agreement, other than agency, marketing or selling agreements with insurance agents, marketing organizations or broker-dealers in the ordinary course of business, (vi) contract or agreement with any of its affiliates, or (vii) any other contract that is required to be filed pursuant to
Item 601(b)(10) of Regulation S-K under the Exchange Act (each of the foregoing a "Material Contract"). Each of the Material Contracts is in full force and effect and has been complied with by the Target Companies and, to the knowledge of Seller, has been complied with by all other parties thereto, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Material adverse effect.

           SECTION 3.13. Employee Benefits.

           (a) Section 3.13(a) of the Disclosure Schedule contains a true and complete list of the Target Employees as of November 1, 1999.

           (b) Neither Seller nor any of its affiliates (i) currently maintains, administers or contributes to or (ii) during the period beginning September 1, 1994 maintained, administered or contributed to: (1) any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation, any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan") or any other plan subject to Title IV of ERISA, or (2) any bonus, deferred compensation, retirement or excess benefit, performance compensation, stock purchase, restricted stock, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefit, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, written or unwritten, for the benefit of Target Employees, or any director, agent, broker or independent contractor of the Target Companies, except as described in Section 3.13(b) of the Disclosure Schedule ("Benefit Plans").

           (c) Except as disclosed in Section 3.13(c) of the Disclosure Schedule, all Benefit Plans comply in all material respects with and are, and during the period beginning September 1, 1994 have been, operated in all material respects in accordance with their terms, ERISA, the Code and other applicable law.

           (d) True and complete copies of each written Benefit Plan, a description of each unwritten Benefit Plan, summary plan descriptions, and the three most recent annual reports on Form 5500 (including all schedules and attachments), if any, have been made available to Buyer.

           (e) None of the Target Companies nor any entity required to be aggregated with any of the Target Companies pursuant to Section 414 of the Code or Section 4001(b) of ERISA ("ERISA Affiliate") have incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), and no Benefit Plan established or maintained by the Target Companies nor any ERISA Affiliate or to which the Target Companies or any ERISA Affiliate is obligated to make contributions, has an "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived. Neither the Target Companies, any ERISA Affiliate nor any organization with respect to which any Target Company is a successor or parent corporation (within the meaning of Section 4069 of ERISA) has engaged in any transaction described in Section 4069 of ERISA. No ERISA Affiliate has contributed to or been obligated to contribute to a Multiemployer Plan during the six year period preceding the Closing Date.

           (f) Except as disclosed in Section 3.13(f) of the Disclosure Schedule, there are no pending or, to the knowledge of Seller, threatened actions, suits, investigations or other proceedings by any present or former participant or beneficiary under any Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Benefit Plan or any rights or benefits under any Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder.

           (g) Except as disclosed in Section 3.13(g) of the Disclosure Schedule, neither the Seller nor any of its affiliates maintains or contributes to any Benefit Plan which provides, or has any liability or obligation to provide, life insurance, medical or other employee welfare benefits to Target Employees (or their beneficiaries) upon and/or after their retirement or termination of employment, except as may be required by federal, state or local laws, rules or regulations.

           (h) Except as disclosed in Section 3.13(h) of the Disclosure Schedule, none of the Benefit Plans contains any provision which would result in any additional benefits, accelerated vesting and/or accelerated payments solely as a result of the consummation of the transactions contemplated by this Agreement.

           SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Disclosure Schedule:

           (a) all material Tax Returns required to be filed by or with respect to the Target Companies (including all Tax Returns that include the Target Companies on an affiliated, consolidated, combined, or unitary basis) have been timely filed and all Taxes that are shown to be due on such Tax Returns have been timely paid;

           (b) the Target Companies have given or otherwise made available to Buyer all Tax Returns, or portions of Tax Returns which include the Target Companies for periods ending, or transactions consummated, after December 31, 1996;

           (c) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due for any taxable period with respect to any Tax for which any Target Company may be subject or liable;

           (d) no audit, assessment, collection or other proceeding by any Governmental Authority is pending or, to the knowledge of Seller, threatened with respect to any Taxes due from or with respect to any Target Company or with respect to any Tax Return by or with respect to any Target Company;

           (e) there are no Liens for Taxes upon the assets or properties of any of the Target Companies, except for statutory Liens for current Taxes not yet due;

           (f) no Target Company is a party to any agreement relating to the sharing or allocation of, or indemnification agreement with respect to Taxes, or similar contract or arrangement;

           (g) each of the Insurance Companies is a "life insurance company" within the meaning of Section 816 of the Code for the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired;

           (h) neither the Target Companies nor any other Person (including Seller) on behalf of the Target Companies has filed a consent pursuant to
Section 341(f) of the Code (or any predecessor provision) or agreed to permit
Section 341(f)(2) of the Code to apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Target Companies;

           (i) there is no contract, agreement, plan or other arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would be nondeductible by the Buyer by reason of
Section 280G of the Code or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code;

           (j) none of the Target Companies has agreed, or is required to make, any adjustment under Sections 481(a) or 807(f) of the Code;

           (k) none of the Target Companies has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for Taxes of any Person under Treas. Reg. ss. 1.1502-6 or ss. 1.1502-78 (or similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

           (l) each of the Target Companies has withheld from its employees, independent contractors, creditors, stockholders, customers, policyholders, and third parties and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all Tax withholding provisions of applicable laws;

           (m) no power of attorney is currently in force with respect to any matter relating to Taxes that could affect the Target Companies;

           (n) Seller is not a foreign person within the meaning of Section 1445 of the Code; and

           (o) no property owned by the Target Companies is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h) of the Code or
(iii) "tax-exempt bond finance property" within the meaning of Section 168(g)(5) of the Code.

           SECTION 3.15. Compliance with Applicable Law. Except as disclosed on
Section 3.15 of the Disclosure Schedule, the business of each of the Target Companies is being conducted in compliance with all applicable provisions of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to such Target Company, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Material adverse effect.

           SECTION 3.16. Brokers' Fees and Commissions. Except for Wasserstein Perella & Co., Inc., none of Seller, any Target Company or their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby. Seller shall be responsible for the fees and expenses of Wasserstein Perella & Co., Inc. in connection with the sale and purchase of the Shares.

           SECTION 3.17. Proprietary Rights. Except as disclosed in Section 3.17 of the Disclosure Schedule, each of the Target Companies owns or possesses the valid right to use all trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights and trade names ("Intellectual Property") and all computer software, programs and similar systems that are used or required by it in the conduct of its business and all such Intellectual Property and computer software, programs and similar systems, and all licenses or similar arrangements pursuant to which any Target Company uses such Intellectual Property, computer software, programs and similar systems are in full force and effect in accordance with their terms and the relevant Target Company is in compliance in all material respects with the terms thereof. None of the Target Companies is in conflict with, or in violation or infringement of, nor has any of them received any notice of any conflict with or violation or infringement of or any claimed conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such Intellectual Property or computer software, programs, or similar systems, except as would not reasonably be expected to have, individually or in the aggregate, a Material adverse effect. Except as set forth in Section 3.17 of the Disclosure Schedule, no Intellectual Property, computer software, programs or similar systems owned by any of the Target Companies is licensed to any third party.

           SECTION 3.18. Insurance. Section 3.18 of the Disclosure Schedule summarizes the amount and scope of the insurance currently in force insuring the Target Companies and their operations and properties against loss or liability. All insurance policies pursuant to which any such insurance is provided are in full force and effect, no notice of cancellation or termination of any such insurance policy has been given to any Target Company and all premiums required to be paid in connection with such insurance policies have been paid in full, except in each case as would not reasonably be expected to have a Material adverse effect.

           SECTION 3.19. Environmental Matters. Except as disclosed on Section
3.19 of the Disclosure Schedule:

           (a) The operations of the Target Companies and the real property currently owned, leased or operated by the Target Companies are in compliance and, during the period of the ownership or tenancy of the Target Companies have been in compliance, with all applicable Environmental Laws, except for such noncompliance as would not reasonably be expected to have a Material adverse effect.

           (b) No judicial or administrative proceedings or investigations are pending or, to the knowledge of Seller, threatened against any of the Target Companies pursuant to any applicable Environmental Laws that if resolved adversely to the Target Companies would reasonably be expected to have a Material adverse effect.

           (c) No real property currently (or to the knowledge of Seller, formerly) owned, operated or leased by any of the Target Companies is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability and Information System ("CERCLIS") or any analogous state lists.

           (d) Seller has made available to Buyer copies of all environmental investigations, audits, assessments or other analyses conducted by or on behalf of, or which are otherwise in the possession of, Seller or any of the Target Companies relating to any real property currently or formerly owned, operated or leased by any of the Target Companies.

           SECTION 3.20. Books and Records. Copies of all the minute books and stock record books of each of the Target Companies have been delivered or made available to Buyer for inspection and contain accurate records of all meetings of, and written consents by, the board of directors (and any committees thereof) and stockholders of each of the Target Companies since the later of January 1, 1996, such company's incorporation, or such company's acquisition by Seller or one of its Subsidiaries.

           SECTION 3.21. Bank Accounts. Section 3.21 of the Disclosure Schedule contains (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which each of the Target Companies has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship and (ii) a true and complete list and description of each such account, box, and relationship, including a list of all authorized signatories.

           SECTION 3.22. Labor Matters.

           (a) None of the Target Companies is a party to any labor or collective bargaining agreement.

           (b) No employees of the Target Companies are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act. No labor organization or group of employees of any of the Target Companies has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of Seller, there are no organizing activities involving any of the Target Companies pending with any labor organization or group of employees of any of the Target Companies.

           (c) Except as set forth in Section 3.22(c) of the Disclosure Schedule, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened against or involving any of the Target Companies.

           (d) Each of the Target Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, other than such noncompliance that would not reasonably be expected to have a Material adverse effect.

           (e) There are no complaints, charges or claims against any of the Target Companies pending or, to the knowledge of Seller, threatened that could be brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any of the Target Companies of any individual prior to the date hereof or the Closing Date, other than such complaints, charges or claims that would not reasonably be expected to have a Material adverse effect.

           SECTION 3.23. Year 2000 Compliance. The Target Companies have reviewed the areas within their businesses and operations which they believe could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Target Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based on such reviews, Seller believes that the "Year 2000 Problem" will not have a Material adverse effect. To Seller's knowledge, except as set forth in Section 3.23 of the Disclosure Schedule, each hardware, software and firmware product used by the Target Companies in their business and operations will be Year 2000 Compliant on or before December 31, 1999, except for such noncompliances that would not have a Material adverse effect.

           SECTION 3.24. Termination of Intercompany Agreements. Section 3.24 of the Disclosure Schedule contains a list of all of the agreements between Seller (or between PennCorp or any of its subsidiaries or affiliates) and the Target Companies that are to be terminated pursuant to Section 6.1(f) hereof.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Seller as follows:

           SECTION 4.1. Organization; Qualifications and Operations. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own the Shares. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed will not affect Buyer's ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

           SECTION 4.2. Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and each other document to be delivered by Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement and each other document to be delivered by Buyer in connection herewith or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           SECTION 4.3. No Violation. Neither the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder nor the consummation by Buyer of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer (or similar organizational documents), (ii) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Buyer or any of Buyer's subsidiaries is a party or by which any of their assets is bound or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Buyer or any of Buyer's subsidiaries or any of their assets, except in each case as would not have a Buyer Material Adverse Effect.

           SECTION 4.4. Consents and Approvals. Except as set forth in Section
4.4 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement other than consents and approvals of or filings or registrations with (i) the DOJ pursuant to the HSR Act and (ii) the insurance department of the State of Texas.

           SECTION 4.5. Brokers' Fees and Commissions. Neither Buyer nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

           SECTION 4.6. Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to the distribution of the Shares. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Buyer is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Buyer is aware and understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, that any transfer of the Shares will be restricted by such act and such state laws, and that the certificates representing the Shares will bear legends to such effect. Buyer will not, directly or indirectly, dispose of the Shares except in compliance with applicable federal and state securities laws.

           SECTION 4.7. Financing.

           (a) Buyer has delivered to Seller a true and correct copy of a full firm commitment from Bank of America, a copy of which is attached hereto as Annex B, to provide Buyer a portion of the debt financing required to consummate the transactions contemplated by this Agreement, and such commitment has not been amended, altered, rescinded or revoked.

           (b) Buyer has delivered to Seller a true and correct copy of a "Highly Confident" letter from Bank of America, a copy of which is attached hereto as Annex C, with respect to the remaining portion of the debt financing required to consummate the transactions contemplated by this Agreement.

           (c) Buyer has delivered to Seller a true and correct copy of a full firm commitment from Thoma Cressey Equity Partners, a copy of which is attached hereto as Annex D, to provide Buyer the equity financing required to consummate the transactions contemplated by this Agreement, and such commitment has not been amended, altered, rescinded or revoked.

           (d) The ratio of debt to equity in the proposed transaction structure of Buyer under this Agreement is not greater than 2:1, and Buyer acknowledges and agrees that, notwithstanding anything herein to the contrary, in the event that such ratio of debt to equity is at any time greater than 2:1, any ratings downgrade from A.M. Best that results from such debt to equity ratio shall be deemed not to constitute a Material Adverse Change.

                                   ARTICLE V
                                   COVENANTS

           SECTION 5.1. Conduct of Business Prior to the Closing. Except as expressly contemplated by this Agreement, as set forth in Section 5.1 of the Disclosure Schedule or with the prior written consent of Buyer (not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing, Seller will cause each of the Target Companies to conduct its business and operations according to its ordinary and usual course of business and will use all reasonable efforts consistent therewith to cause each of the Target Companies to preserve intact and, as applicable, maintain in good repair its properties, assets and business organizations, to keep available the services of its officers, agents and employees, to maintain satisfactory relationships with policyholders, agents and regulators and to compile information necessary for the timely preparation and filing of Tax Returns, in each case in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement and as set forth in Section 5.1 of the Disclosure Schedule, prior to the Closing, Seller will not permit any of the Target Companies to, without the prior written consent of Buyer (not to be unreasonably withheld or delayed):

           (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities;

           (b) redeem, purchase or otherwise acquire any outstanding shares of its capital stock (other than in connection with the Restructuring Transactions);

           (c) propose or adopt any amendment to its Certificate or Articles of Incorporation or Bylaws;

           (d) except in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

           (e) increase in any manner the rate or terms of compensation of any of its directors, officers or other employees, except such increases as are granted in the ordinary course of business consistent with past practice, or enter into any employment, severance or collective bargaining agreement;

           (f) except in the ordinary course of business, (i) sell, transfer or otherwise dispose of any of its property or assets (other than in connection with the Restructuring Transactions or as provided in clause (h) of this Section 5.1) or (ii) mortgage or encumber any of its property or assets;

           (g) enter into, materially modify or amend, or terminate any material agreements, commitments or contracts, except in the ordinary course of business;

           (h) make any payments to, transfer any assets to, or receive any assets from, any affiliate other than a Target Company, except for (i) assets transferred or received pursuant to an agreement that is effective as of

September 30, 1999 and disclosed on Section 3.24 of the Disclosure Schedule,
(ii) payments due and payable under (x) that certain surplus debenture in the original principal amount of $73,000,000, dated May 17, 1996, issued by Pioneer to Seller, as amended, and (y) that certain surplus debenture in the original principal amount of $63,700,809, dated July 1, 1997, issued by Pioneer to Seller, (iii) dividends or other distributions in respect of the capital stock of any Target Company; provided, however, that with respect to Pioneer, Seller will permit Pioneer only to distribute and transfer the Statutory Capital of Pioneer in excess of $1,200,000 on the Closing Date or (iv) subject to 6.1(e)(ii), in connection with the Restructuring Transactions;

           (i) except in the ordinary course of business or with respect to capital projects approved prior to the date hereof, enter into any agreement or commitment involving an aggregate capital expenditure or commitment exceeding $500,000;

           (j) amend, adopt or terminate any of its Benefit Plans, except as required by law;

           (k) except as disclosed on Section 3.14 of the Disclosure Schedule, make any change in accounting methods, principles or practices, except as may be required by a change in SAP or GAAP or applicable law;

           (l) enter into any agreement with an affiliate, other than a Target Company, that obligates the Target Company to render payments of any kind to that affiliate;

           (m) make any change in the policies, structures or premiums of any of the Insurance Companies' insurance products;

           (n) take any action that would intentionally result in a breach of the representations and warranties contained in Article III of this Agreement;

           (o) agree in writing to take any of the foregoing actions; or

           (p) invest in illiquid or Non-Investment Grade Assets.

           SECTION 5.2. Access to Information. Between the date hereof and the Closing Date, Seller shall cause the Target Companies to give to Buyer and its counsel, accountants, and other authorized representatives and agents, full access, during regular business hours and upon reasonable advance notice, to any and all of its premises, properties, contracts, books and records, and will cause its officers and employees to furnish to Buyer and its representatives any and all data and information pertaining, directly or indirectly, to the Target Companies that Buyer shall from time to time reasonably request; provided, however, that Buyer's rights pursuant to this Section 5.2 shall not be exercised in a manner which would materially interfere with the day to day operations of Seller or any Target Company. If the acquisition contemplated herein is consummated, Buyer covenants and agrees that it shall preserve and keep the records of the Target Companies delivered to it hereunder for a period of the greater of the applicable statute of limitations period or five years from the Closing Date, and shall make such records available to Seller and its affiliates, as reasonably required by Seller and its affiliates in connection with any legal proceedings by or against, or governmental investigations of,

Seller or any of its affiliates, or in connection with any tax examination of Seller or any consolidated group of which any of it was a part or for any other proper business purpose of Seller or its affiliates.

           SECTION 5.3. HSR Act Filings. As soon as practicable, but in any event not later than 10 Business Days after the date hereof, Seller and Buyer shall make appropriate filings with the DOJ under the HSR Act, with respect to the transactions contemplated by this Agreement. In connection with such filings, the parties hereto shall, in cooperation with each other, and as promptly as reasonably practicable from time to time hereafter, make all such further filings and submissions, and take such further action, as may be required in connection therewith. Each party shall furnish the others all information in its possession necessary for compliance by the others with the provisions of this Section 5.3. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other parties.

           SECTION 5.4. Regulatory Approvals. As soon as practicable, but in any event not later than 20 Business Days after the date hereof, Buyer shall file all applications and other documents, and shall use its reasonable best efforts to obtain all consents and approvals, as are required to be filed or obtained by it under the applicable laws of the State of Texas, and of any other applicable jurisdictions, including all requisite approvals of the insurance regulatory authorities in such jurisdictions and all other governmental approvals, required for consummation of the transactions contemplated by this Agreement, in each case as promptly as is practicable. Seller shall cause each Target Company to take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by Buyer to assist Buyer in completing all such filings and obtaining all such consents and approvals as are required to be made and obtained. Buyer shall take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by Seller to assist in completing all filings and obtaining all consents and approvals as Seller or any Target Company may be required to make and obtain.

           SECTION 5.5. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

           SECTION 5.6. Public Announcements. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

           SECTION 5.7. Disclosure Supplements. Consistent with the terms of the preamble to Article III, from time to time prior to the Closing, Seller may supplement or amend the Disclosure Schedule delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby.

           SECTION 5.8. No Implied Representations or Warranties. Buyer hereby acknowledges and agrees that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Seller explicitly set forth in this Agreement or in the Disclosure Schedule or in any certificate contemplated hereby and delivered by Seller in connection herewith. Except as explicitly set forth herein, none of Seller or any of its Subsidiaries, or any of its respective officers, directors, stockholders, employees, affiliates or representatives has made or is making any representation, express or implied, as to the value of any asset or business being so acquired, or any warranty of merchantability, suitability or fitness for a particular purpose.

           SECTION 5.9. Employment and Employee Benefits.

           (a) On the Closing Date, all Target Employees shall remain employees of the Target Companies. At and following the Closing Date, Buyer shall be liable for, and shall indemnify and hold Seller and its affiliates harmless from, any and all obligations or liabilities, contingent or otherwise, relating to or arising from the employment or termination of employment of the Target Employees. Without limiting the generality of the foregoing, Buyer shall assume and be liable for, and shall indemnify and hold Seller and its affiliates harmless from, all obligations and other liabilities under each employment, severance, bonus or retention agreement to which any Target Company is a party; provided, however, that neither Buyer nor any Target Company shall be liable for the Transaction Bonus payable pursuant to that certain Employment Agreement, dated September 1, 1999, among PennCorp, AA Life and Shelby ("Lanny") Land Peavy, as such term is described in Addendum B thereto.

           (b) At and following the Closing Date, Buyer shall pay the liabilities and expenses, and shall indemnify and hold Seller harmless, with respect to the Benefit Plans as they relate to Target Employees. Such Benefit Plans, as they relate to Target Employees, are "Buyer Plans" for purposes of this Agreement.

           (c) Buyer shall, and shall cause its subsidiaries (including the Target Companies), to provide employee benefits and compensation for Target Employees that are at least substantially comparable in the aggregate to the employee benefits and compensation (i) provided by Seller or its affiliates under the Benefit Plans and compensation arrangements in effect as of the Closing Date or (ii) provided by Buyer to similarly situated employees of Buyer under its employee benefit plans and compensation arrangements.

           (d) If Target Employees are included in any benefit plan (including without limitation, provision for vacation) of Buyer or its subsidiaries, such employees shall receive credit for service prior to the Closing Date with Seller or any of its subsidiaries or affiliates to the same extent such service was counted under similar Benefit Plans for purposes of eligibility, vesting and eligibility for retirement, and benefit accrual with respect to vacation, disability and severance. Buyer shall provide medical, dental and health plan coverage to Target Employees as of the Closing Date that shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Benefit Plan as of the Closing Date, and such plans shall provide credit for any deductibles and co-payments applied or made with respect to each Target Employee in the calendar year of the Closing.

           (e) As soon as practicable after the Closing Date, Buyer shall cause a 401(k) plan maintained by Buyer or the Target Companies to accept "eligible rollover contributions," within the meaning of Section 402(f)(2)(A) of the Code, from any 401(k) plan maintained by Seller or its subsidiaries or affiliates prior to the Closing Date, for the benefit of Target Employees.

           SECTION 5.10. Acquisition Proposal. From the date hereof until the earlier of (a) the Closing, (b) the termination of this Agreement pursuant to
Section 9.2 hereof or (c) the filing of a Chapter 11 Case (in which event the provisions of Section 5.11 shall govern), and except as expressly permitted by the following provisions of this Section 5.10, Seller will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, Seller or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.10 shall prohibit the Board of Directors of Seller from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) such Acquisition Proposal constitutes a Superior Proposal, or (B) such Acquisition Proposal constitutes a Recapitalization Transaction and (C) prior to taking such action, Seller (x) provides reasonable notice to Buyer to the effect that it is taking such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, Seller shall notify Buyer of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall provide Buyer with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Buyer on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Buyer a copy of any information delivered to such person which has not previously been reviewed by Buyer. Following the commencement of a Chapter 11 Case, the solicitation and acceptance of competing offers (including Acquisition Proposals) will be governed by Section 5.11. Nothing in this Section 5.10 (or otherwise in this Agreement) will restrict the ability of Seller to enter into or continue discussions or negotiations, or to provide information to appropriate persons in connection with any contemplated Recapitalization Transaction.

           SECTION 5.11. Bankruptcy Court Approval

           (a) On or before three Business Days after the commencement of a Chapter 11 Case, Seller shall file a motion or motions with the Bankruptcy Court seeking entry of (i) the Approval Order (as defined in Section 5.11(d)) pursuant to Section 363 of the Bankruptcy Code and authorization to consummate the transactions contemplated by this Agreement, all subject to higher and better offers, and (ii) an order (the "Sale Procedures Order"), in form and substance reasonably satisfactory to Buyer and Seller, (A) providing that in the event the obligation to pay the Bankruptcy Termination Amount under Section 9.1(b) of this Agreement arises, such obligation will constitute an administrative expense under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and will be payable in accordance with Section 9.1(b) without any further order of the Bankruptcy Court, (B) establishing procedures for the submission of competing offers (including Acquisition Proposals) and (C) scheduling a hearing to consider the Approval Order and prescribing the form and manner of notice thereof. Buyer and Seller agree to make promptly any filings, to take all actions and to use their reasonable best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

           (b) Prior to entry of the Approval Order, each of Seller and Buyer will accurately inform the Bankruptcy Court of all material facts of which it is aware relating to this Agreement and the transactions contemplated hereby.

           (c) If the Approval Order, Sale Procedures Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any party (or a petition for certiorari or motion for hearing or reargument shall be filed with respect thereto), Seller agrees to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Buyer agrees to cooperate in such efforts, and each party hereto agrees to use its best efforts to obtain an expedited resolution of such appeal; provided, however, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Approval Order shall have been entered and is not stayed and Buyer, in its sole discretion, waives the requirement that the Approval Order be a Final Order.

           (d) Prior to Closing, the sale of the Shares (the "Estate Property") to Buyer pursuant to this Agreement and the other transactions contemplated by this Agreement shall have been approved by order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, in form and substance reasonably satisfactory to Buyer and Seller (the "Approval Order") and the Approval Order shall have been entered and become a Final Order. It being understood that certain provisions may be contained in the findings of fact or conclusions of law to be made by the Bankruptcy Court, the proposed Approval Order shall include provisions that: (i) the transfers of the Estate Property by Seller to Buyer (A) are or will be legal, valid and effective transfers of the Estate Property; (B) vest or will vest Buyer with all right, title and interest of Seller to the Estate Property free and clear of all Liens and Claims pursuant to
Section 363(f) of the Bankruptcy Code (other than Liens created by Buyer); and
(C) constitute transfers for reasonably equivalent value and fair consideration,
(ii) all Persons are enjoined from in any way pursuing Buyer to recover any Claim which such Person has against any of the Seller or its Affiliates (excluding the Target Companies); (iii) the obligations of Seller relating to Taxes shall be fulfilled by Seller; (iv) the Bankruptcy Court retains exclusive jurisdiction through the Bankruptcy Resolution Date to interpret and enforce the provisions of this Agreement the Sale Procedure Order and the Approval Order in all respects; provided, however, that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this clause (iv) or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter; (v) the provisions of the Approval Order are nonseverable and mutually dependent; and (vi) the transactions contemplated by this Agreement are undertaken by Buyer and Seller at arm's length, without collusion and in good faith within the meaning of section 363(m) of the Bankruptcy Code, and such parties are entitled to the protections of section 363(m) of the Bankruptcy Code.

           (e) Seller shall cooperate reasonably with Buyer and its representatives in connection with the Approval Order and the Sale Procedures Order. Such cooperation shall include, but not be limited to, consulting with Buyer at Buyer's reasonable request concerning the status of such orders and the related proceedings and providing Buyer with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings to the extent available prior to any submission thereof to the Bankruptcy Court.

           (f) In the event Seller notifies Buyer by a written notice that Seller will not commence a Chapter 11 Case, this Section 5.11 hereof will have no further effect.

           SECTION 5.12. Consulting. Until the Closing Date, Seller shall consult with Buyer with respect to the conduct of the business operations of the Target Companies and Seller shall, consistent with its fiduciary duties, consider implementing such changes as Buyer may advise; provided, however, that Buyer shall have no authority nor any responsibilities with respect to the management of the Target Companies.

           SECTION 5.13. Allocation of Purchase Price. The Buyer and Seller shall, no later than 10 business days prior to the Closing Date, mutually agree on the proper allocation of the Purchase Price as among the various Target Companies. If the Parties cannot agree to a proper allocation, such dispute shall be resolved by an independent accounting firm mutually acceptable to Seller and Buyer. The fees and expenses of such accounting firm shall be borne by Buyer. Buyer and Seller shall report the Tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall take no position inconsistent with such allocations in any Tax Return.


                                   ARTICLE VI
                               CLOSING CONDITIONS

           SECTION 6.1. Conditions to the Obligations of Buyer under this Agreement. The obligation of Buyer under this Agreement to consummate the acquisition of the Shares (the "Acquisition") shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

           (a) All authorizations, consents and approvals of third parties and Governmental Authorities specified in Section 3.6 of the Disclosure Schedule shall have been obtained and shall be in full force and effect;

           (b) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

           (c) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

           (d) (i) Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, (ii) the representations and warranties of Seller shall be true and correct, except where the failure to be true and correct would not reasonably be expected to have a Material adverse effect, as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date) and (iii) Buyer shall have received a certificate to the foregoing effect signed by a senior officer of Seller;

           (e) Pioneer shall have (i) disposed by sale, transfer or other disposition all of the outstanding shares of Security Life (with or without consideration) to an entity other than a Target Company and (ii) consummated the Restructuring Transactions, as described in Annex G hereto (without causing Target Companies any financial obligations, tax or otherwise);

           (f) All contracts, agreements, obligations, commitments and liabilities between any of the Target Companies and Seller or its Affiliates (other than the Target Companies) shall be terminated or rejected prior to the Closing without any payment by any of the Target Companies other than (i) payments made consistent with past practice in accordance with the agreements or arrangements described in Section 3.24 of the Disclosure Schedule and (ii) with respect to services subcontracted to an unaffiliated third party under such other contracts, agreements, obligations, commitments and liabilities, such portion as is reasonably allocable to the Target Companies of any early termination fee payable to such unaffiliated third party under a termination provision identified in Section 6.1(f) of the Disclosure Schedule. Not later than 30 days following the Closing, Seller shall prepare and submit to Buyer a computation of amounts owing to Seller or any of its Affiliates (other than the Target Companies) consistent with past practice in accordance with such agreements or arrangements as of the Closing Date. Buyer shall pay such amounts to Seller not later than 15 days following its receipt of such computation, together with reasonably detailed documentation supporting the allocation of any portion of an early termination fee to the Target Companies. Buyer and Seller will work together in good faith to minimize any early termination fees payable hereunder.

           (g) The Seller shall have prepared a Closing Statement and delivered such Closing Statement to Buyer at least three days before the Closing;

           (h) The Statutory Capital of the Target Companies as shown on the Closing Statement for the Target Companies shall be at least $51,200,000 less an amount equal to the amount of dividends paid with respect to capital stock by Occidental and AA Life (such amount, the "Required Closing Capital"); provided, however, that if such Statutory Capital is less than the Required Closing Capital, Seller shall contribute to Pioneer such amount at or prior to the Closing Date as is required to provide the Required Closing Capital; and

           (i) If a Chapter 11 Case is commenced, the Approval Order shall have been entered and shall have become a Final Order;

provided, however, that any of the above conditions that is susceptible to numerical quantification may be deemed satisfied if the Buyer and Seller mutually agree on an adjustment to the Purchase Price.

           SECTION 6.2. Conditions to the Obligations of Seller under this Agreement. The obligations of Seller under this Agreement to consummate the Acquisition shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

           (a) Pioneer shall have disposed by sale, transfer or other disposition of all of the outstanding shares of Security Life (with or without consideration) to an entity other than a Target Company and shall have consummated the Restructuring Transactions, as described in Annex G hereto;

           (b) All authorizations, consents and approvals of third parties and Governmental Authorities specified in Section 4.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect;

           (c) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

           (d) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

           (e) (i) Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, (ii) the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, except where the failure to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date) and (iii) Seller shall have received a certificate to that effect signed by an officer of Buyer;

           (f) Buyer shall assume the obligations with respect to the provision and administration of the Benefit Plans disclosed in Section 3.13(g) of the Disclosure Schedule for the Target Employees;

           (g) Buyer shall have assumed through reinsurance contracts the insurance policies in effect as of the Closing at Pacific Life and Accident Corporation, a Texas insurance corporation; and

           (h) If a Chapter 11 Case is commenced, the Approval Order shall have been entered and become a Final Order.


                                  ARTICLE VII
                                     CLOSING

           SECTION 7.1. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, as soon as practicable after the date hereof or at such other time and place and on such other date as Buyer and Seller shall agree (the "Closing Date"). As a further condition to Closing, at the Closing:

           (a) Seller shall deliver or cause to be delivered to Buyer the following:

           (i) the certificate described in Section 6.1(d);

           (ii) certificates representing all of the Shares in appropriate form for transfer to Buyer, duly endorsed in blank or accompanied by stock powers duly executed in blank; and

           (iii) such other documentation as may reasonably be requested by Buyer to evidence satisfaction of all conditions to Closing.

           (b) Buyer shall deliver or cause to be delivered to Seller the certificate described in Section 6.1(d).

           (c) Buyer shall pay the Purchase Price to Seller, by wire transfer of immediately available funds.


                                  ARTICLE VIII
                                    SURVIVAL

           SECTION 8.1. Survival of Representations, Warranties and Covenants.

           (a) The representations, warranties and pre-Closing covenants of Seller and Buyer contained in this Agreement shall not survive the Closing.

           (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement to be performed in whole or in part after the Closing will survive the Closing and remain in effect indefinitely.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

           SECTION 9.1. Termination Payment.

           (a) In the event that this Agreement is terminated pursuant to
Section 9.2(b)(i), 9.2(c)(i), 9.2(d)(iii) or 9.2(d)(iv), then Seller shall be obligated to pay Buyer $2,100,000 in cash (the "Termination Amount"); provided, however, in no event shall Seller be obligated to pay to Buyer the Termination Amount because of a breach of representation or warranty, including but not limited to a breach within the meaning of Section 9.2(c)(i)(B), resulting from an event or matter occurring or arising subsequent to the date of this Agreement. The Termination Amount shall be paid immediately upon termination of this Agreement.

           (b) In the event this Agreement is terminated pursuant to Section 9.2(b)(ii) and the transaction approved by the Bankruptcy Court (as described in Section 9.2(b)(ii)) is consummated, then Seller shall be obligated to pay Buyer, immediately upon the consummation of the transaction that was approved by the Bankruptcy Court, $2,100,000 in cash (the "Bankruptcy Termination Amount"). In the event this Agreement is terminated pursuant to Section 9.2(b)(v) or Section 9.2(b)(vi), then (x) Seller shall be obligated to pay Buyer, immediately upon such termination of this Agreement, an amount equal to Buyer's reasonable out of pocket expenses (including but not limited to reasonable attorney's fees and expenses incurred in connection with the negotiation or performance of this Agreement or its due diligence investigation of the Target Companies in connection with this Agreement (the "Buyer Expenses Amount"), and (y) if, within nine months following such termination of this Agreement, Seller or the Target Companies consummate a Recapitalization Transaction or a sale of the Target Companies or substantially all of the assets of the Target Companies to a Person other than Buyer or an Affiliate of Buyer, then Seller shall be obligated to pay to Buyer, immediately upon the consummation of such transaction, an amount equal to the Bankruptcy Termination Amount less the Buyer Expenses Amount previously paid to Buyer. The payment of the amounts provided for in this Section 9.1(b) shall be subject to Bankruptcy Court approval.

           SECTION 9.2. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

           (a) by consent of Seller and Buyer;

           (b) by Seller or Buyer:

           (i) if both (A) a Chapter 11 Case is not commenced on or before the date that is 60 days following the date of this Agreement and (B) a Closing shall not have occurred within 120 days after the date of this Agreement, which date may be extended by Buyer or Seller for up to two successive thirty (30) day periods if any of the consents or approvals of any Governmental Authority required to consummate the transactions contemplated hereby have not been obtained, and as of the time of such termination of this Agreement, a Chapter 11 Case has not been commenced; provided, that no termination under this Section

9.2(b)(i) shall be effective until the Termination Amount shall have been paid to Buyer;

           (ii) if, following the commencement of a Chapter 11 Case, the Bankruptcy Court approves a Recapitalization Transaction or a sale of any Target Company or all or substantially all of the assets of any Target Company to a Person other than Buyer or an Affiliate of Buyer;

           (iii) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

           (iv) if any Governmental Authority whose consent or approval is required to consummate the transactions contemplated hereby shall have informed Seller or Buyer in writing that such consent or approval will not be granted;

           (v) if a Chapter 11 Case is commenced and if the Sale Procedures Order shall not have been entered by the Bankruptcy Court within 20 days of the filing of bankruptcy petition by Seller and, as of the time of such termination of this Agreement, the Sales Procedures Order has not been entered by the Bankruptcy Court; or

           (vi) if a Chapter 11 Case is commenced and if the Approval Order has not been entered by the Bankruptcy Court within 50 days of the filing of the bankruptcy petition by Seller and, as of the time of such termination of this Agreement, the Approval Order has not been entered by the Bankruptcy Court.

           (vii) if Buyer has not provided evidence of financing reasonably satisfactory to Seller and Buyer on or before January 24, 2000.

           (c) by Buyer if

           (i) a material default or breach shall be made by Seller (A) with respect to the due and timely performance of any of its covenants or agreements contained herein, or (B) (subject to the proviso set forth below) in any of its representations or warranties contained in this Agreement, if such default or breach within the meaning of Section 9.2(c)(i)(A) or (B) has not been cured or waived by the earlier of the Closing Date or that date which is ten (10) business days after written notice to Seller specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall Buyer be entitled to terminate this Agreement in the event of a breach by Seller of a representation or warranty unless such breach is Material and the parties have failed following good faith negotiations to mutually agree on a reduction to the Purchase Price in respect thereof, or (C) consistent with the terms of the preamble to Article III, Seller delivers an updated Disclosure Schedule containing a Material adverse change and Buyer and Seller are unable to negotiate a mutually acceptable reduction to the Purchase Price in respect thereof.

           (ii) any condition set forth in Section 6.1 has become incapable of fulfillment and Buyer has not waived such condition,

           (iii) an event occurs that constitutes a Material Adverse Change,

           (d) by Seller if

           (i) a material default or breach shall be made by Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein, or subject to the proviso set forth below in any of its representations or warranties contained in the Agreement, if such default or breach has not been cured or waived by the earlier of the Closing Date or the date which is 10 business days after written notice to Buyer specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall Seller be entitled to terminate this Agreement in the event of a breach by Buyer of a representation or warranty unless the failure of such representation or warranty to be true and complete would have a Buyer Material Adverse Effect,

           (ii) any condition set forth in Section 6.2 has become incapable of fulfillment and Seller has not waived such condition,

           (iii) if prior to the commencement of a Chapter 11 Case, the Board of Directors of Seller authorizes Seller, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Seller notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice and during the five-day period after Seller's notice, (A) Seller shall have offered to Buyer the opportunity to make such adjustments in the terms and conditions of its offer such that any third party Acquisition Proposal no longer continues to be a Superior Proposal and (B) Seller shall have reasonably concluded, upon the termination of such five day period, that any Acquisition Proposal giving rise to Seller's notice continues to be a Superior Proposal; provided, that no termination under this
Section 9.2(d)(iii) shall be effective until the Termination Amount shall have been paid to Buyer;

           (iv) if, prior to the commencement of a Chapter 11 Case, the Board of Directors of Seller authorizes Seller to enter into a binding written agreement for a Recapitalization Transaction; provided, that no termination under this
Section 9.2(d)(iv) shall be effective until the Termination Amount shall have been paid to Buyer.

           SECTION 9.3. Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

           (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

           (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 9.3 and the proviso of Section 9.2(b)(iii) shall remain in full force and effect, (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and (iii) that the obligations of Buyer under the Confidentiality Agreement dated July 9, 1999, shall remain in full force and effect; provided, however, that in the event Buyer is entitled to receive the Termination Amount or the Bankruptcy Termination Amount, the right of the Buyer to receive such amount shall constitute Buyer's sole remedy for (and such amount shall constitute liquidated damages in respect of) any breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement.

           SECTION 9.4. No Default. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that no default, breach, or failure by Seller to satisfy any covenant, representation, warranty or agreement in or under this Agreement shall be deemed to arise under this Agreement if the event, act or omission that otherwise would constitute a default, breach or failure to satisfy any covenant, representation, warranty or agreement arises as a result of or in connection with (a) the commencement, prosecution or pendency of a Chapter 11 Case or (b) the failure to commence a Chapter 11 Case.


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

           SECTION 10.1. Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all the parties hereto.

           SECTION 10.2. Waiver of Compliance; Consents. Any failure of Buyer to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Seller, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. Any failure of Seller to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

           SECTION 10.3. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           SECTION 10.4. Expenses and Obligations. Each party shall be responsible for paying all costs and expenses incurred by it in connection with the consummation of the transactions contemplated by this Agreement.

           SECTION 10.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that affiliates of Seller shall have the right to assert and recover with respect to claims made in connection with Buyer's obligations under Sections 5.2 and 5.9.

           SECTION 10.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next Business Day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with electronic acknowledgement of transmission confirmed) as follows:

                     (a) If to Buyer, to:

                               Thoma Cressey Equity Partners
                               Sears Tower, 44th Floor
                               233 South Wacker Drive
                               Chicago, IL  60606-6303
                               Attention:  Carl D. Thoma
                               Facsimile No.:  (312) 777-4421

                     with a copy to:

                               Hogan & Hartson L.L.P.
                               555 13th Street, N.W.
                               Washington, D.C.  20001
                               Attention:  J. Hovey Kemp, Esq.
                               Facsimile No.:  (202) 637-5910

                     (b) If to Seller, to:

                               American-Amicable Holdings Corporation
                               c/o Southwestern Financial Services Corp.
                               717 North Harwood Street
                               Dallas, Texas  75201-6538
                               Attention:  Scott D. Silverman, Esq.
                               Facsimile No.:  (214) 954-7906

                     with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153
                               Attention:  Thomas A. Roberts, Esq.
                               Facsimile No.:  (212) 310-8007

           SECTION 10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

           SECTION 10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

           SECTION 10.9. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

           SECTION 10.10. Entire Agreement. This Agreement, Annexes A through G including the Disclosure Schedule attached as Annex A hereto and the Confidentiality Agreement dated July 9, 1999 embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the attached annexes supersede all prior agreements and understandings between the parties (other than the Confidentiality Agreement referenced above) with respect to such subject matter.

           SECTION 10.11. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Buyer may assign this Agreement to any affiliate of Thoma Cressey Equity Partners; provided further, that notwithstanding any such assignment, Buyer shall not be relieved of any of its obligations pursuant to this Agreement.

           SECTION 10.12. Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than Seller, Buyer and their respective successors and permitted assigns

           SECTION 10.13. Construction. This Agreement has been jointly drafted by, and shall not be construed against, Buyer or Seller.

                                   ARTICLE XI
                                  TAX MATTERS

           SECTION 11.1. Tax Sharing Agreements. Any tax sharing agreement between Seller or certain of its Affiliates and any of the Target Companies is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

           SECTION 11.2. Preparation of Tax Returns; Payment of Taxes.

           (a) Seller shall cause the Target Companies to be included in, and shall file or cause to be filed, (i) the United States consolidated federal income Tax Returns in which the Target Companies are required to be included for all taxable periods of Target Companies for which Tax Returns are required to be filed on or prior to the Closing Date (taking into account any extensions) and
(ii) where applicable, all other consolidated, combined or unitary Tax Returns in which the Target Companies are required to be included for all taxable periods of Target Companies for which Tax Returns are required to be filed on or prior to the Closing Date (taking into account any extensions). Seller shall pay, or cause to be paid, all Taxes shown due with respect to the returns referred to in clauses (i) or (ii) of this Section 11.2(a). Seller also shall cause Target Companies to file all other Tax Returns of, or which include, Target Companies and are required to be filed on or prior to the Closing Date (taking into account any extensions) and shall pay, or cause to be paid, any and all Taxes shown due with respect to such Tax Returns. All Tax Returns described in this Section 11.2(a) shall be prepared in a manner consistent with past practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof). Buyer shall be responsible for preparing, or causing to be prepared, all other Tax Returns required to be filed by Target Companies after the Closing Date, and shall pay or cause to be paid, all Taxes due with respect to such Tax Returns.

           (b) Buyer and Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to Target Companies as is reasonably necessary for the filing of any Tax Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Buyer or Target Companies shall retain in its possession, and shall provide Seller reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Seller may specify with respect to matters relating to Taxes for any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Buyer may dispose of such material, provided that prior to such disposition Buyer shall give Seller a reasonable opportunity to take possession of such materials.

           SECTION 11.3. Special Provisions Affecting Security Life.

           (a) Buyer shall immediately pay to Security Life any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of Security Life into a consolidated, combined or unitary Tax Return of the Target Companies when such refund (or reduction in Tax liability) is realized by the Target Companies. Seller, Buyer and Target Companies shall cooperate in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns.

           (b) Buyer shall indemnify and hold harmless Security Life and Seller from any liability for Taxes in respect of any Tax Returns of Security Life or in which Security Life was included for all periods ending on or prior to the Closing Date and for any Tax Returns which include Security Life and the Target Companies for any period that includes the Closing Date.

           SECTION 11.4. Post-Closing Elections. At Seller's request, Buyer will cause any of the Target Companies to make or join with Seller in making any other election if the making of such election does not have a material adverse impact on Buyer (or any of the Target Companies) for any post-acquisition Tax, including any election that could be made by Pioneer under Treasury Regulations ss. 1.1502-20(g).

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.



                                 PIONEER-OCCIDENTAL HOLDINGS COMPANY

                                 By: /s/ Carl D. Thoma
                                     ------------------------------------
                                     Name: Carl D. Thoma
                                     Title: President



                                 AMERICAN-AMICABLE HOLDINGS CORPORATION

                                 By: /s/ Scott D. Silverman
                                     ------------------------------------
                                     Name: Scott D. Silverman
                                     Title: Executive Vice President